Exhibit 5.1

[Alston & Bird LLP Letterhead]

April 10, 2014

Southern National Bancorp of Virginia, Inc.

6830 Old Dominion Drive

McLean, Virginia 22101

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Southern National Bancorp of Virginia, Inc., a Virginia corporation (“Southern National”) in connection with the filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 (together with all amendments and exhibits thereto, the “Registration Statement”), by Southern National to register shares of common stock of Southern National (the “Southern National Common Shares”), issuable upon consummation of the merger of SONA Interim Federal Savings Bank (in formation), a wholly-owned subsidiary of Southern National (“Merger Sub”), with and into Prince George’s Federal Savings Bank (“PGFSB”), pursuant to the terms of an Agreement and Plan of Merger, dated as of January 8, 2014, by and among PGFSB, Southern National, Sonabank and the Merger Sub (the “Merger Agreement”). We are furnishing this opinion letter pursuant to Item 21(a) of Form S-4 and Item 601(b)(5) of the Commission’s Regulation S-K.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Merger Agreement, (iii) the Certificate of Incorporation of Southern National, as amended, (iv) the Bylaws of Southern National, as amended, (v) certain resolutions adopted by the Board of Directors of Southern National related to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Southern National Common Shares in connection with the transactions and the filing of the Registration Statement, which is contemplated by the Merger Agreement, (vi) the documents filed by Southern National pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement as of the date hereof. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Merger Agreement by the parties thereto and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of Southern National and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Atlanta • Brussels • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Washington, D.C.

Southern National Bancorp of Virginia, Inc.

April 10, 2014

Our opinion set forth below is limited to the provisions of the Virginia Stock Corporation Act and federal laws of the United States that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Registration Statement, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based upon the foregoing, and subject to all of the other assumptions, limitations, and qualifications set forth herein, we are of the following opinion: The Southern National Common Shares to be issued in connection with the transactions contemplated by the Merger Agreement have been duly authorized and, when issued and delivered by Southern National under the terms of, and as set forth in, the Merger Agreement, will be validly issued, fully paid and nonassessable.

We are expressing no opinion as to any obligations that parties other than Southern National may have under or in respect of the Southern National Common Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Opinions” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

ALSTON & BIRD LLP

By:	/s/ Mark C. Kanaly
Mark C. Kanaly,
A Partner